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                                                                     EXHIBIT 3.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                     AND RIGHTS OF SERIES A PREFERRED STOCK

                                       OF

                         AMERICAN XTAL TECHNOLOGY, INC.


        American Xtal Technology, Inc., (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly held adopted resolutions (i) authorizing a series of the Corporation's previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of one million (1,000,000) shares of Series A Preferred Stock of the Corporation, as follows:

                RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, a new series of preferred stock, $0.001 par value, be and hereby is established and designated as Series A Preferred Stock, consisting of 1,000,000 shares, the powers, preferences and relative, participating, optional or other special rights of which, and the qualifications, limitations or restrictions of which, in addition to any set forth in the Corporation's Certificate of Incorporation, shall be as follows:

                            SERIES A PREFERRED STOCK

        (1) DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock", par value $0.001 per share, and the number of shares constituting the Series A Preferred Stock shall be one million (1,000,000) and shall not be subject to increase.


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        (2) RANK. All Series A Preferred Stock shall rank (i) prior to the
Corporation's common stock, par value $0.001 per share, ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless such class or series of capital stock specifically by its terms, ranks senior or pari passu with the Series A Preferred Stock) (collectively with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Corporation hereinafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock (such class or series the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created, specifically ranking by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

        (3) DIVIDENDS AND DISTRIBUTIONS.

               (a) The holders of the Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends in cash in an amount equal to $0.20 per annum for each share of Series A Preferred Stock held by them, in each case as adjusted for stock splits, recapitalizations and the like. Dividends shall accrue quarterly on the Series A Preferred Stock and shall be payable as and when declared by the Board of Directors. Dividends that have accrued but not been paid shall cumulate. Dividends shall be payable on the Series A Preferred Stock in preference and priority to any payment of any dividend on Common Stock when and as declared by the Board. No dividend may be paid on the Series A Preferred Stock, Senior Securities or Pari Passu Securities unless the same percentage of the respective dividend preference is also paid on each Series A Preferred Stock, Senior Securities or Pari Passu Securities in preference and priority to any payment of dividends on the Common Stock. Except as provided above or elsewhere herein, the Series A Preferred Stock shall not be entitled to dividends.

               (b) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred Stock held by each such holder.

               (c) Unless the Corporation shall have paid all dividends theretofore accrued on the Series A Preferred Stock at the time outstanding, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend or distribution of any nature on shares of Common Stock or Junior Stock.


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               (d) So long as any shares of Series A Preferred Stock are
outstanding, neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire any shares of Common Stock or Junior Stock, unless (x) all accrued dividends on the Series A Preferred Stock have been paid, and (y) after giving effect to such redemption, repurchase or acquisition, the net worth of the Corporation as determined in accordance with generally accepted accounting principles shall equal or exceed the aggregate liquidation preference on all shares of Series A Convertible Preferred Stock and Series A Preferred Stock then outstanding; provided, however, that this limitation shall not apply to repurchase of shares of Common Stock held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase, and provided further, that the foregoing shall not restrict the retirement of shares without payment of consideration therefor.

        (4) LIQUIDATION PREFERENCE.

               (a) In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after the Corporation's debts have been paid or amounts are set aside for such payment and the liquidation preference of any Senior Securities, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share of Series A Preferred Stock equal to $4.00 (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares) (collectively, the "Liquidation Preference"), plus any dividends that have accrued but not been paid, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other Junior Securities by reason of their ownership thereof. If the assets remaining after the Corporation's debts have been paid or amounts set aside for such payment are insufficient to pay to the holders of Series A Preferred Stock the full amount to which they are entitled under this Paragraph 6(a), then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock.

               (b) After payment in full of the Liquidation Preference plus accrued but unpaid dividends of the shares of the Series A Preferred Stock, no further participation in any distribution of as sets by the Corporation shall be allowed in respect of such shares.

               (c) After the payment or distribution to the holders of the Series A Preferred Stock of the full Liquidation Preference, the holders of the Common Stock and any Junior Securities shall be entitled to receive all remaining assets of the Corporation to be distributed.

        (5) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series A Preferred Stock shall not be entitled to vote on any matter to be voted on by the stockholders of the Corporation.


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        (6) AMENDMENT. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of the Series A Preferred Stock outstanding, alter, amend or modify the powers, preferences, privileges or rights of the Series A Preferred Stock or amend the provisions of this Section 6.


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        IN WITNESS WHEREOF, we have hereunto set our hands and seals as
President and Secretary, respectively, of this Corporation on this ____ day of May, 1999, and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.

                                                   /s/ Morris S. Young
                                                   ----------------------------
                                                   Morris S. Young, President



Attest:



/s/ Guy Atwood
------------------------------
Guy D. Atwood, Secretary


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